                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant
Filed by a Party other than the Registrant ?
Check the appropriate box:
/ /    Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/    Definitive Proxy Statement
/ /    Definitive Additional Materials
/ /    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        BEDFORD PROPERTY INVESTORS, INC.
                        ---------------------------------
                (Name of Registrant as Specified in Its Charter)

                                   ----------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

/X/    No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
       (1)     Title of each class of securities to which transaction applies:


       (2)     Aggregate number of securities to which transaction applies:


       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee was calculated and state how it was determined):

       (4)     Proposed maximum aggregate value of transaction:


       (5)     Total fee paid:


/ /    Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       (1)     Amount Previously Paid:

       (2)     Form, Schedule or Registration Statement No.:

       (3)     Filing Party:

       (4)     Date Filed:

Dear Stockholder:

The directors and officers join me in extending to you a cordial invitation to attend our annual meeting of stockholders. This meeting will be held on Thursday, May 16, 2002 at 1:00 p.m. at the Soda Activity Center at St. Mary's College, 1928 St. Mary's Road, Moraga, California. There is a map to St. Mary's College on the last page of this proxy.

Enclosed you will find the Notice of Meeting, Proxy Statement and Proxy Card. At this Meeting we are seeking to elect five directors, all of whom will be elected by the Stockholders, voting as a single class. Additionally, the Stockholders will be asked to approve the Company's 2002 Directors' Stock Option Plan. Stockholders will also be asked to ratify the appointment of KPMG LLP as the Company's independent public accountants for the upcoming year.

Your management and Board of Directors unanimously recommend that you vote FOR all nominees for directors and FOR the other proposals.

Please take time to review and vote on each proposal. Your vote is important. Please remember to return your Proxy Card or to vote by Internet or telephone voting.

I hope to see you at the Annual Meeting.

Very truly yours,




/s/ Peter B. Bedford
------------------------------
Peter B. Bedford
Chairman of the Board and Chief Executive Officer

                        BEDFORD PROPERTY INVESTORS, INC.
                              270 Lafayette Circle
                               Lafayette, CA 94549

                                   -----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held May 16, 2002

                                   -----------

TO THE STOCKHOLDERS:

      The Annual Meeting of Stockholders of Bedford Property Investors, Inc., a Maryland corporation (the "Company"), will be held at the Soda Activity Center at St. Mary's College, 1928 St. Mary's Road, Moraga, California, on Thursday, May 16, 2002 at 1:00 p.m. local time, to consider the following proposals:

      1. Election by the holders of Common Stock of five directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

      2. To replace the Company's existing Director Stock Option Plan, which is due to expire in May 2002, with the Company's 2002 Directors' Stock Option Plan, which will be identical to the existing plan except that the term will be extended until May 19, 2012 and the number of shares reserved for future issuance will be increased by 340,000 shares to 750,000 shares;

      3. To ratify the appointment by the Board of Directors of the Company's independent public accountants for the year ending December 31, 2002; and

      4. To transact such other business as may properly come before the meeting.

      Only stockholders of record at the close of business on March 22, 2002 are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

      STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. THE PRESENCE AT THE MEETING, IN PERSON OR BY PROXY, OF STOCKHOLDERS ENTITLED TO CAST A MAJORITY OF ALL THE VOTES ENTITLED TO BE CAST AT THE MEETING SHALL CONSTITUTE A QUORUM. A PROXY CARD ACCOMPANIES THIS PROXY STATEMENT. IF YOU CANNOT ATTEND THE MEETING, PLEASE (1) COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE, (2) CALL THE 800 TOLL-FREE NUMBER LISTED ON THE PROXY CARD, OR (3) VOTE VIA THE INTERNET AS INDICATED ON THE PROXY CARD.

                                    By Order of the Board of Directors


                                    /s/ Dennis Klimmek
                                    -----------------------
                                    DENNIS KLIMMEK
                                    SECRETARY

March 26, 2002
Lafayette, California

                        BEDFORD PROPERTY INVESTORS, INC.
                              270 Lafayette Circle
                               Lafayette, CA 94549

                                   -----------

                                 PROXY STATEMENT

                                   -----------

                                  May 16, 2002
                         Annual Meeting of Stockholders

                                  INTRODUCTION

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Bedford Property Investors, Inc., a Maryland corporation (the "Company"), of proxies from the holders (the "Common Stockholders") of the Company's issued and outstanding shares of Common Stock, par value $.02 per share (the "Common Stock"), to be exercised at the Annual Meeting of Stockholders to be held on Thursday, May 16, 2002 at 1:00 p.m., local time, and at any adjournment(s) or postponement(s) of such meeting (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

      The purpose of the Annual Meeting is to consider and act upon the following proposals:

      1. Election by the holders of Common Stock of five directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

      2. To replace the Company's existing Director Stock Option Plan, which is due to expire in May 2002, with the Company's 2002 Directors' Stock Option Plan, which will be identical to the existing plan except that the term will be extended until May 19, 2012 and the number of shares reserved for future issuance will be increased by 340,000 shares to 750,000 shares;

      3. To ratify the appointment by the Board of Directors of the Company's independent public accountants for the year ending December 31, 2002; and

      4. To transact such other business as may properly be brought before the Annual Meeting.

      This Proxy Statement and the enclosed Proxy Card are being mailed to the Common Stockholders on or about April 9, 2002.

      The holders of record of the shares of Common Stock at the close of business on March 22, 2002 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting in relation to proposals 1, 2 and 3, above, on which they will vote as a class. At the close of business on the Record Date, 16,677,587 shares of Common Stock were outstanding (the "Outstanding Stock"), each of which is entitled to cast one vote.

      The presence at the Annual Meeting, in person or by proxy, of Common Stockholders holding shares entitled to cast a majority for each proposal of all the votes entitled to be cast at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes (i.e., votes not cast by a broker or other record holder in "street" or nominee name solely because such record holder does not have discretionary authority to vote on the matter) will be counted toward the presence of a quorum. The directors (Proposal 1) will be elected by a plurality of all the votes cast at the Annual Meeting. Accordingly, abstentions as to the election of directors will not affect the election of the candidates receiving the plurality of votes. The affirmative vote of a majority of all the votes cast by holders of Common Stock is necessary for approval of the 2002 Directors' Stock Option Plan and for ratification of the appointment of independent public accountants for the fiscal year ending December 31, 2002 (Proposals 2 and 3, respectively). Abstentions as to these proposals will not be counted as votes cast and will have no effect on the result of the vote on these proposals.

      All expenses in connection with the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, officers and directors of the Company may also solicit proxies by mail, telephone, facsimile or in person. Additionally, the Company may retain the services of a professional proxy solicitation firm to assist in the solicitation of proxies, at a cost of approximately $5,000 plus expenses, which would be borne by the Company.

         A proxy card for use by the Common Stockholders accompanies this proxy statement. The shares of Common Stock represented by properly executed proxy cards will be voted at the Annual Meeting as indicated or, if no instruction is given, in favor of Proposals 1, 2 and 3. The Company does not presently know of any other business that may come before the Annual Meeting. Any person giving a proxy has the right to revoke it at any time before it is exercised (a) by filing with the Secretary of the Company a duly signed revocation or proxy bearing a later date or (b) by voting in person at the Annual Meeting.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

      The Company's Board of Directors is currently composed of five members. Accordingly, the Common Stockholders, voting as a class, have the right to elect all five members to the Board of Directors to serve until the next annual meeting of Common Stockholders and until their respective successors are duly elected and qualified.

      The Board of Directors has nominated the five individuals listed below to serve as directors of the Company. Management knows of no reason why any of these nominees would be unable or unwilling to serve, but if any nominee should be unable or unwilling to serve, the proxies will be voted for the election of such other persons for the office of director as management may recommend in the place of such nominee.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMMON STOCKHOLDERS VOTE "FOR" THE FIVE NOMINEES LISTED BELOW.

NAME                      AGE                             BUSINESS EXPERIENCE                               DIRECTOR SINCE
----                      ---                             -------------------                               --------------
Peter B. Bedford          64      Mr. Bedford has been Chairman of the Board since May 1992 and Chief                 1991
                                  Executive Officer since November 1992. Mr. Bedford has been engaged in the commercial real estate business, primarily in the Western
                                  United States, for over 40 years and has been responsible for the acquisition, ownership, development and management of an aggregate of over 26 million square feet of industrial, office and retail properties, as well as land, in 14 states. Mr. Bedford serves on the
                                  Board of Directors of Bixby Ranch Company, a real estate investment company, and First American Title Co., a title insurance company.
                                  Mr. Bedford is the recipient of numerous awards recognizing his contributions to the real estate industry and serves as a governor of the Urban Land Foundation. His previous experience also includes serving on the Board of Directors of the Bank of America from 1986 to 1999 and on the Board of Kaiser Aluminum & Chemical Company from
                                  1980 to 1986. He has served as Vice Chairman of the National Realty
                                  Committee and of the Hoover Institution and Chairman of the Real
                                  Estate Advisory Board of the Wharton School of Business. Mr. Bedford
                                  received his B.A. in Economics from Stanford University.

Anthony Downs             71      Mr. Downs is a Senior Fellow at The Brookings Institution, a                        1992
                                  non-profit policy research organization. Mr. Downs serves on the
                                  Board of Directors of General Growth Properties, Inc., a REIT;
                                  Massachusetts Mutual Life Insurance Co.; the Urban Institute; the
                                  NAACP Legal and Educational Defense Fund, Inc.; the National Housing
                                  Partnership Foundation, a developer of low-income housing; the Urban
                                  Land Institute; Counselors of Real Estate; and Penton Media, Inc.
                                  Mr. Downs received a B.A. in International Relations and Political
                                  Theory from Carleton College and an M.A. and Ph.D. in Economics from
                                  Stanford University.


Anthony M. Frank          70      Mr. Frank served as Postmaster General of the United States from                    1992
                                  1988 to 1992 and Chairman and Chief Executive Officer of First
                                  Nationwide Bank from 1971 to 1988. During that time, he was Chairman of the Federal Home Loan Bank of San Francisco, Chairman of the
                                  California Housing Finance Agency, Chairman of Independent Bancorp
                                  of Arizona, and the first Chairman of the Federal Home Loan Mortgage
                                  Corporation Advisory Board. Currently he is founding Chairman of
                                  Belvedere Capital Partners and serves on the Board of Directors of
                                  Crescent Real Estate Equities, a REIT; Charles Schwab & Co., a
                                  brokerage firm; Temple-Inland, Inc., a forest products company; and
                                  Cotelligent, Inc., an information technology services company.
                                  Mr. Frank received a B.A. from Dartmouth College and an M.B.A. from the Tuck School of Business at Dartmouth.

Thomas H. Nolan, Jr.      44      Mr. Nolan is a Principal of AEW Capital Management, L.P. (AEW), a                   1995
                                  national real estate investment adviser, and President and Senior
                                  Portfolio Manager of the AEW Partners Funds. Mr. Nolan joined AEW in
                                  1984. Mr. Nolan's responsibilities include the oversight of investments made by certain partnerships managed by AEW. In that capacity, he serves on a number of Boards of private companies and formerly served on the Board of Directors of Crocker Trust, Inc., a
                                  REIT, and the Partnership Committee of the Taubman Realty Group L.P.
                                  Mr. Nolan earned a B.B.A. in Business Administration from the
                                  University of Massachusetts.

Martin I. Zankel, Esq.    68      Mr. Zankel has been a Director of the Company since May 1992. He is                 1992
                                  Senior Principal in the law firm of Bartko, Zankel, Tarrant &
                                  Miller. In addition, Mr. Zankel has more than 35 years experience as a real estate investor and developer, including Chairman of the
                                  Board and Chief Executive Officer of Landsing Pacific Fund, Inc., a
                                  REIT (ASE), and Managing Member of ZORO, LLC, a developer of San
                                  Francisco multimedia real estate facilities. Mr. Zankel is the
                                  Chairman Emeritus of the Board of Trustees of the Berkeley Repertory
                                  Theater. He received a B.S. in Economics from the Wharton School of
                                  Commerce and Finance at the University of Pennsylvania and a J.D.
                                  from the Hastings College of the Law at the University of California
                                  in San Francisco.

COMPENSATION OF DIRECTORS

      Non-employee members of the Board of Directors are currently paid an annual retainer fee of $17,500. Any non-employee Director attending in person a duly constituted meeting of a committee of the Board of Directors of which he is a member receives a separate meeting attendance fee equal to $2,500 for his attendance in person at any such committee meeting not held on the same day, the day preceding or the day following a regular or special meeting of the Board of Directors. Any non-employee member of the Board of Directors who participates in a regular or special meeting of the Board of Directors by conference telephone or similar communications equipment receives $600 for each such meeting. The Chairpersons of the Audit and Compensation Committees each receive an additional $3,000 annually for their work on those committees. Non-employee Directors are reimbursed for out-of-pocket expenses in connection with attendance at meetings. If a non-employee member of the Board of Directors travels to conduct a site inspection of a property to be acquired by the Company, such Director is paid $1,000 per day and reimbursed for related travel expenses. Non-employee Directors receive no other cash compensation for their services on behalf of the Company. Pursuant to the Company's Directors' Stock Option Plan, all Directors (whether or not employed by the Company) receive annual grants of 10,000 stock options and newly elected members receive 25,000 stock options.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

      The Board of Directors held four regular meetings and no special meetings during 2001. Each member of the Board of Directors attended all of the meetings of the Board of Directors and the committees of which he was a member during the last year.

      The Company has an Audit Committee, which currently consists of Messrs. Frank (Chairman), Downs and Nolan. The Audit Committee reviews the internal financial procedures and controls of the Company and reviews the services performed and to be performed by the independent auditors of the Company during the year. The members of the Audit Committee also meet regularly with the independent auditors to review the scope and results of the annual audit and the Chairman participates in quarterly conference calls with the independent auditors at which time the auditors present their quarterly results review. The Audit Committee met twice during 2001.

      The Company also has a Compensation Committee, which currently consists of Messrs. Zankel (Chairman), Frank and Nolan. The Compensation Committee is also responsible for the administration of the Amended and Restated Employee Stock Option Plan (the "Employee Plan"). The Compensation Committee met once during 2001.

      The Company also has a Nominating Committee, which currently consists of Messrs. Bedford (Chairman), Downs and Frank. The Nominating Committee is responsible for submitting nominations for the directors, elections for whom are held at the annual meeting of Stockholders. The Nominating Committee does not consider nominees proposed by Stockholders. The Nominating Committee met once during 2001.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The members of the Compensation Committee during 2001 were Messrs. Zankel, Frank and Nolan. None of these individuals were officers or employees of the Company at any time during the year ended December 31, 2001, nor have any of these individuals ever been an officer of the Company or any of its subsidiaries. In addition, none of the executive officers of the Company served on the compensation committee of another entity or as a director of an entity that employs any of the members of the Compensation Committee.

      Martin I. Zankel, a director of the Company, and his associates provided legal services to the Company for which his firm was paid, in the aggregate, $3,315 in 2001.

                                   PROPOSAL 2

                               PROPOSAL TO APPROVE
                      THE 2002 DIRECTORS' STOCK OPTION PLAN

      The stockholders are being asked to approve the 2002 Directors' Stock Option Plan (the "Director Plan"), which was adopted by the Board effective May 19, 2002, subject to stockholder approval. The Director Plan replaces the current Amended and Restated 1992 Directors' Stock Option Plan that expires on May 19, 2002 (the "Expiring Plan"). Of the total of 1,000,000 shares authorized and available for issuance under the Expiring Plan, 630,000 options to acquire shares have been issued as of March 31, 2002, of which 20,000 have been cancelled, and 390,000 remain eligible for issuance under the Expiring Plan. The full text of the Director Plan is included as Appendix A. Below is a summary of certain key provisions of the Director Plan, which is qualified in its entirety by reference to the full text of the Director Plan.

DESCRIPTION OF THE DIRECTOR PLAN

      PURPOSE. The Director Plan provides for automatic grants of stock options to the Company's directors. The overall purpose of the Director Plan is to promote the Company's long-term growth and financial success by attracting, motivating and retaining directors of outstanding ability, and to foster a greater identity of interest between the Company's directors and stockholders.

      ELIGIBILITY. All of the Company's five (5) directors, including directors who are also employees of the Company, may participate in the Director Plan.

      SHARES AVAILABLE FOR ISSUANCE. A total of 750,000 shares of Common Stock will be available for issuance under the Director Plan. If an option lapses, expires or is otherwise terminated without the issuance of shares, or if shares are tendered to pay the exercise price of an option or withheld to satisfy any applicable withholding tax obligation, the shares underlying the lapsed, expired or terminated option or the shares so tendered or withheld will not reduce the aggregate number of shares available for issuance under the Plan. Authorized and unissued shares of Common Stock will be issued under the Director Plan. The number of shares available for issuance will be adjusted if there is a change in the Company's capitalization, a merger, or a similar transaction.

      GRANTS OF STOCK OPTIONS. On the date of a director's initial election to the Board, a director will be granted an option to purchase 25,000 shares of Common Stock. At each annual meeting during the term of the Director Plan, each individual who has continuously served as a director for a period ending on the date of the annual meeting and who is reelected at such annual meeting or who will otherwise continue to serve on the Board following the annual meeting will receive an option to purchase 10,000 shares of Common Stock. All options will have an exercise price equal to the fair market value of the Common Stock on the date of grant and will become vested and exercisable six months after the date of grant.

      DEFERRALS.

      IN GENERAL. The Director Plan permits directors to defer some or all of their annual retainer and meeting fees. Any amount so deferred will be converted into either phantom cash amounts or phantom stock units (or a combination thereof) and credited to a bookkeeping account established by the Company for this purpose. In addition, the Director Plan permits directors to defer receipt of the shares otherwise deliverable to them upon exercise of their options. Such deferred shares will be credited to the director's bookkeeping account in the form of phantom stock units.

      PHANTOM STOCK UNITS. In connection with the deferral of director's fees, the number of phantom stock units to be credited to a director's bookkeeping account will be determined by dividing the amount of the deferred fees by the fair market value of a share of Common Stock as of the date of crediting. One phantom stock unit will be credited to a director's bookkeeping account for each share of stock the receipt of which is deferred by a director upon the exercise of a stock option. In the event that the Company pays a dividend or makes a distribution in respect of the Common Stock, a director's bookkeeping account will be credited with an additional number of phantom stock units determined by dividing the amount of cash or the value of property distributed by the fair market value of a share of Common Stock as of the date of such dividend payment or distribution. Phantom stock units will be settled through the delivery to the director of a corresponding number of shares of Common Stock on the payment date or dates selected by the director in connection with the director's initial deferral election.

      PHANTOM CASH AMOUNTS. Phantom cash amounts credited to a director's bookkeeping account will be credited with notional interest as of the last day of each month at an annual rate of interest equal to the "applicable federal rate" for short-term loans with monthly compounding, as promulgated by the Internal Revenue Service under Section 1274 of the Internal Revenue Code of 1986, as amended (the "Code"). Phantom cash amounts will be settled in cash on the payment date or dates selected by the director in connection with the director's initial deferral election.

      DISTRIBUTION. Payment of deferred benefits in a director's deferred compensation account must commence on the date specified in the deferral election form, or earlier if the director ceases to be a member of the Board and does not continue as an employee of the Company, and may be made in either a lump sum or through no more than five annual installments.

      TERMINATIONS OF SERVICE. If a director's service on the Board terminates by reason of the director's death or disability, the director's vested options will remain outstanding and the director's beneficiary may exercise the options at any time through the first anniversary of the director's termination of service. If a director ceases to be a member of the Board for any reason other than death or disability and does not continue as an employee of the Company, the director's options will be exercisable by the director for a period of three months, to the extent vested at the time of termination of service. A director's deferred benefits will be paid immediately in one lump sum in the event of the director's death. If a director's service on the Board terminates in any other manner, the director's deferred benefit will be paid in accordance with the director's distribution election.

      ADMINISTRATION. The Chief Financial Officer, or another person appointed by the Chief Executive Officer, (the "Administrator") will administer the Director Plan. The Administrator will have authority to adopt rules and regulations that it considers necessary or appropriate to carry out the purposes of the Director Plan and to interpret and construe the provisions of the Plan.

      AMENDMENT AND TERMINATION. The Board will have authority to amend or terminate the Director Plan at any time. However, the Board may not, without stockholder approval, increase the number of shares available for issuance under the Director Plan.

      TERM. Unless terminated earlier by the Board, the Director Plan will expire on May 19, 2012. No stock options will be awarded under the Director Plan after that date.

      STOCK PRICE. On March 18, 2002, the closing price of the Common Stock on the New York Stock Exchange was $25.42.

      FEDERAL INCOME TAX CONSEQUENCES.

      STOCK OPTIONS. The grant of a stock option has no immediate federal income tax effect. The director will not recognize taxable income and the Company will not receive a tax deduction. In general, when the director exercises the option, the director will recognize ordinary income and the Company will receive a tax deduction, in each case measured by the difference between the exercise price and the fair market value of the shares on the date of exercise. When the director sells Common Stock obtained from exercising a stock option, any gain or loss recognized by the director (beyond the gain recognized at distribution) will be taxed as a capital gain or loss (long-term or short-term, depending on how long the shares have been held).


      DEFERRALS. A director will not recognize taxable income when the director defers fees or the receipt of shares upon exercise of an option. A director will recognize ordinary income equal to the amount of cash and the fair market value of the Common Stock distributed to the director from the director's deferral account at the time of such distribution. When the director sells Common Stock distributed from the director's deferral account, any gain or loss beyond the ordinary income recognized upon distribution will be taxed as a capital gain or loss (long-term or short-term, depending on how long the shares have been held). The Company will be entitled to a tax deduction equal to the amount of income recognized by the director under the deferral arrangement.


      NEW PLAN BENEFITS AND OPTION GRANT TABLE. The Company expects to issue options to its directors under the Expiring Plan in 2002. Accordingly, the following table provides information with respect to projected annual grants of options to each of the Company's directors under the Director Stock Option Plan beginning in 2003, which awards shall be in lieu of, and not in addition to, the grants under the Expiring Plan.


NAME AND POSITION                                   DOLLAR VALUE  (1)         NUMBER OF OPTIONS
-----------------                                   -----------------         -----------------
PETER B. BEDFORD
     Chairman of Board and
     Chief Executive Officer                             $ --                      10,000

ANTHONY DOWNS
     Board Member                                         --                       10,000

ANTHONY M. FRANK
     Board Member                                         --                       10,000

THOMAS H. NOLAN, JR.
     Board Member                                         --                       10,000

MARTIN I. ZANKEL, ESQ.
     Board Member                                         --                       10,000

EXECUTIVE GROUP (1 PERSON)                                --                       10,000

NON-EXECUTIVE DIRECTOR GROUP (4 PERSONS)                  --                       40,000

(1) The actual dollar value will be based on the fair market value of the Common Stock on the date of grant less the exercise price. All options will be granted at an exercise price equal to the fair market value of the common stock on the date of grant.


VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

      The Board believes that approving the Director Stock Option Plan will provide the Company with equity award opportunities to attract, retain and motivate the best available talent for the successful conduct of its business, and more fully align the interests of management with those of the public stockholders. The affirmative vote of a majority of all the votes cast by holders of Common Stock is necessary for approval of the Director Stock Option Plan. Abstentions as to this proposal will not be counted as votes cast and will have no effect on the result of the vote on this proposal. The Director Stock Option Plan will become effective upon shareholder approval. THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE DIRECTOR STOCK OPTION PLAN. IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, PROXIES SOLICITED IN CONNECTION WITH THIS PROXY STATEMENT WILL BE SO VOTED.

                                   PROPOSAL 3

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

      KPMG LLP, Certified Public Accountants, served as independent accountants of the Company for the fiscal year ended December 31, 2001. The Board of Directors, acting upon the recommendation of its Audit Committee, has appointed KPMG LLP to audit the financial statements of the Company for the fiscal year ending December 31, 2002. A representative of KPMG LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he so desires and will be available to respond to appropriate questions from the stockholders.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY.

                    INFORMATION REGARDING EXECUTIVE OFFICERS

EXECUTIVE OFFICERS OF THE COMPANY

The following persons serve as executive officers of the Company:


NAME                      AGE                             BUSINESS EXPERIENCE                                OFFICER SINCE
----                      ---                             -------------------                                -------------
Peter B. Bedford          64      Mr. Bedford has been Chairman of the Board since May 1992 and Chief                 1992
                                  Executive Officer since November 1992. Mr. Bedford has been engaged in the commercial real estate business, primarily in the Western
                                  United States, for over 40 years and has been responsible for the acquisition, ownership, development and management of an aggregate of over 26 million square feet of industrial, office and retail properties, as well as land, in 14 states. Mr. Bedford serves on the
                                  Board of Directors of Bixby Ranch Company, a real estate investment company, and First American Title Co., a title insurance company.
                                  Mr. Bedford is the recipient of numerous awards recognizing his contributions to the real estate industry and serves as a governor of the Urban Land Foundation. His previous experience also includes serving on the Board of Directors of the Bank of America from 1986 to 1999 and on the Board of Kaiser Aluminum & Chemical Company from
                                  1980 to 1986. He has served as Vice Chairman of the National Realty
                                  Committee and of the Hoover Institution and Chairman of the Real
                                  Estate Advisory Board of the Wharton School of Business. Mr. Bedford
                                  received his B.A. in Economics from Stanford University.

James R. Moore            61      Mr. Moore has been Executive Vice President and Chief Operating                     1995
                                  Officer since January 1998 and joined the Company in September 1995.
                                  From September 1995 to June 1997, Mr. Moore was Vice President of
                                  Property/Asset Management. From June 1997 to January 1998, Mr. Moore
                                  was Senior Vice President of Property/Asset Management. From 1983 to
                                  1994, he was Managing Director of the San Francisco office of
                                  Cushman and Wakefield, an international commercial real estate services firm. Mr. Moore was also a branch manager and commercial real estate broker at Cushman and Wakefield. He served on the Board of Trustees of The Lindsay Museum from 1984 to 1999. Mr. Moore has the CCIM designation and has lectured at the University of San
                                  Francisco and San Francisco State University. He served as an officer in the United States Marine Corps and received a B.A. in
                                  History from the University of California at Berkeley, an M.B.A.
                                  from the University of San Francisco and a Doctorate in Business
                                  Administration Degree from Golden Gate University.

Hanh Kihara               54      Ms. Kihara has been Senior Vice President and Chief Financial                       1993
                                  Officer of the Company since January 1999. From May 1993 to
                                  January 1999, Ms. Kihara served as Vice President and Controller of the Company. Prior to joining the Company, she was Controller and
                                  Assistant Controller of Bedford Properties Holdings, Ltd., a company wholly-owned by Mr. Bedford (BPHL), from 1990 to 1993. From 1986 to
                                  1990, Ms. Kihara was a Manager at Armstrong, Gilmour and Associates,
                                  a certified public accounting firm. Ms. Kihara has been a certified public accountant since 1989. Ms. Kihara received a B.S. in
                                  Administration and Accounting from California State University of
                                  Hayward.


Dennis Klimmek            57      Mr. Klimmek has been Secretary of the Company since January 1998 and                1997
                                  General Counsel since December 1998. From October 1997 he has served as Senior Vice President of the Company and of Bedford Acquisitions,
                                  Inc., a California corporation wholly-owned by Mr. Bedford. From
                                  1992 to 1997, Mr. Klimmek served as Vice President and General
                                  Counsel of Kemper Real Estate Management Company and its affiliated real estate companies, which included real estate development, management and home building companies. From 1986 to 1992, he was
                                  Vice President and General Counsel of BPHL. Mr. Klimmek has been a member of the California Bar since 1974. He received a B.S. in
                                  Business Administration from Pepperdine University, a M.S. in
                                  Engineering from the University of Southern California and a J.D.
                                  from Loyola University.

Anne L. Hoffman           49      Ms. Hoffman has been Senior Vice President, Development of the                      1998
                                  Company and of Bedford Acquisitions, Inc. since March, 1998. Ms.
                                  Hoffman has personally managed the development of over 2 million square feet of suburban office, research and development warehouse and service buildings. In the four years immediately prior to joining the Company, Ms. Hoffman was the principal of a real estate consulting practice providing a variety of services to corporate and developer clients including Catellus, The Martin Group, Chevron,
                                  Ryerson Steel and Vintage Properties. From 1992 to 1994, Ms. Hoffman
                                  was Vice President of Sales and Marketing for HQ Network System, the
                                  franchise organization for HQ Business Centers. From 1984 to 1991,
                                  Ms. Hoffman was a Partner and Project Manager for the
                                  Philadelphia-based Rouse & Associates.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

      The following table sets forth information regarding compensation paid by the Company for services rendered during the past three fiscal years for the Chief Executive Officer, and the four next most highly compensated executive officers of the Company (collectively, the "Named Executive Officers").


                           SUMMARY COMPENSATION TABLE

                                                  ANNUAL COMPENSATION                  LONG-TERM COMPENSATION
                                                  -------------------                 -------------------------
                                                                                    RESTRICTED                        ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR      SALARY            BONUS        STOCK AWARDS (1)     OPTIONS    COMPENSATION (2)
------------------------------            ----      ------            -----        ----------------     -------    ----------------
Peter B. Bedford                          2001      $200,000       $200,000(3)         $383,750         10,000(4)        $14,601
Chief Executive Officer                                                                                 20,000(5)
                                          2000       175,000        200,000(3)          403,144         10,000(4)         14,583
                                                                                                        20,000(5)
                                          1999       175,000        150,000(3)          398,578         10,000(4)         14,190

James R. Moore                            2001       190,000        200,000(6)          191,875         15,000(5)         14,601
Executive Vice President and Chief        2000       175,000        175,000(6)          204,848         15,000(5)         14,583
Operating Officer                         1999       175,000        100,000(6)          398,578                 -         14,190

Hanh Kihara                               2001       175,000           140,000          143,906         15,000(5)         14,601
Senior Vice President and Chief           2000       150,000           150,000          140,491         15,000(5)         14,583
Financial Officer                         1999       150,000            65,000          290,972                 -         14,190

Dennis Klimmek                            2001       175,000           152,500          143,906         15,000(5)         14,601
Senior Vice President, General            2000       175,000           175,000          172,648         15,000(5)         14,583
Counsel and Secretary                     1999       150,000           150,000          318,891                 -         14,190

Anne L. Hoffman                           2001       175,000           125,000          143,906         15,000(5)         12,201
Senior Vice President, Development        2000       150,000           150,000          102,750         15,000(5)         12,183
                                          1999       150,000           150,000          271,050               -           11,790

-----------

(1) Valued using the closing price of the common stock on the date of grant. Restricted stock vests 13% each anniversary of the date of grant for the first four years following the date of the grant, with the remaining 48% vesting on the fifth anniversary of the grant. The aggregate restricted stock held by the Named Executive Officers as of December 31, 2001 and the aggregate cash value of those shares based on the closing price of the common stock on the date of the respective grants were as follows: Mr. Bedford 80,222 shares/$1,472,871; Mr. Moore 48,823 shares/$887,540; Ms.
      Kihara 35,217 shares/$639,320; Mr. Klimmek 32,687 shares/$588,120; and Ms.
      Hoffman 29,412 shares/$531,376. The Named Executive Officers are paid dividends on their holdings of restricted stock.

(2) Includes auto allowance (in an aggregate amount of $30,600 for 2001, 2000 and 1999), premiums paid by the Company for term life insurance (in an aggregate amount of $630 for 2001, $540 for 2000, and $450 for 1999) and matching contributions under the Company's 401(k) Plan (in an aggregate amount of $39,375 for each of 2001 and 2000, and $37,500 for 1999).

(3) 56% of Mr. Bedford's 2001 bonus, 50% of his 2000 bonuses and 30% of his 1999 bonus were paid by Bedford Acquisitions, Inc., a California corporation wholly-owned by Mr. Bedford. See "Related Party Transactions - Acquisitions, Dispositions, Development and Financing Costs."

(4)   Represents stock options granted pursuant to the Expiring Plan.

(5)   Represents stock options granted pursuant to the Employee Plan.

(6) 56% of Mr. Moore's 2001 bonus and 50% of his 2000 and 1999 bonuses were paid by Bedford Acquisitions, Inc., a California corporation wholly-owned by Mr. Bedford.

OPTION GRANTS

         The following table sets forth certain information concerning stock options granted during 2001 to the Named Executive Officers.

                                                                                                      POTENTIAL REALIZABLE VALUE AT
--------------------------------------------------------------------------------                      ASSUMED ANNUAL RATES OF STOCK
                                                           OPTION GRANTS IN 2001                           PRICE APPRECIATION FOR
                                                            INDIVIDUAL GRANTS                                   OPTION TERM (1)
                                                      PERCENT OF TOTAL
                               NUMBER OF SECURITIES    OPTIONS GRANTED
                                    UNDERLYING         TO EMPLOYEES IN    EXERCISE PRICE    EXPIRATION
NAME                              OPTIONS GRANTED       FISCAL YEAR (2)      PER SHARE         DATE          5%              10%
----------------------------   ---------------------  -----------------   ---------------   ----------   ------------  ------------
Peter B. Bedford..........          10,000 (3)               N/A             $18.87        11/18/2011     $118,672        $300,739
                                    20,000 (4)               16%              18.87         5/18/2011      237,345         601,478
James R. Moore............          15,000 (4)               12               18.87         5/18/2011      178,009         451,109
Hanh Kihara...............          15,000 (4)               12               18.87         5/18/2011      178,009         451,109
Dennis Klimmek............          15,000 (4)               12               18.87         5/18/2011      178,009         451,109
Anne Hoffman..............          15,000 (4)               12               18.87         5/18/2011      178,009         451,109
-----------

(1) Potential gains are net of exercise price, but before taxes associated with exercise. The potential realizable values assume that the price of the applicable stock increases from the date of grant until the end of the ten-year option term of the annual rates specified. There is no assurance provided to any holder of our securities that the actual stock price appreciation over the ten year option term will be at the assumed 5% or 10% levels or any other defined level.

(2) The percentages are based on an aggregate of 123,000 shares subject to options granted to employees in the year ended December 31, 2001.

(3) Represents stock options granted pursuant to the Expiring Plan, which options vest and become exercisable six months after the date of grant.

(4) Represents stock options granted pursuant to the Employee Plan, which options vest ratably over four years.

AGGREGATE OPTION EXERCISES IN 2001 AND VALUES AT DECEMBER 31, 2001

      The following table sets forth information regarding the number of shares acquired and value realized for options exercised by the Named Executive Officers during the year ended December 31, 2001 and the number and aggregate dollar value of unexercised options held as of December 31, 2001.

                         AGGREGATED OPTION EXERCISES IN
                   LAST FISCAL YEAR AND YEAR-END OPTION VALUES

                                                                           NUMBER OF
                                                                     SECURITIES UNDERLYING           VALUE OF UNEXERCISED
                                                                      UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS
                                                                      AT DECEMBER 31, 2001         AT DECEMBER 31, 2001 (1)
                              SHARES ACQUIRED
NAME                            ON EXERCISE     VALUE REALIZED (2)   EXERCISABLE  UNEXERCISABLE     EXERCISABLE  UNEXERCISABLE
---------------------------   ----------------  ------------------   -----------  -------------     -----------  -------------
Peter B. Bedford.........                 -                  -          117,500       60,000          $504,321      $229,475
James R. Moore...........            30,000           $126,450           22,500       45,000            77,813       172,106
Hanh Kihara..............                 -                  -           20,000       32,500            89,219       132,263
Dennis Klimmek...........                 -                  -           46,250       38,750           138,591       152,184
Anne Hoffman.............                 -                  -           22,500       32,500            77,813       132,263
-----------


(1) For all unexercised in-the-money options, assumes a fair market value at December 31, 2001 of $22.75 per share of Common Stock (being the average of the high and low price on the last trading day before that date), which is the last transaction in the Common Stock on the New York Stock Exchange on that date.

(2) Based on the difference between the closing price of the Common Stock on the day the options were exercised less the exercise price of the options.

EMPLOYMENT AGREEMENT WITH PETER B. BEDFORD

      On February 16, 1993, the Company entered into an employment agreement with Mr. Bedford, Chairman and Chief Executive Officer, and amended the agreement on September 18, 1995. Pursuant to the amended employment agreement, Mr. Bedford agreed to serve as Chairman and Chief Executive Officer of the Company until the agreement's expiration on September 18, 2001. On September 18, 2001, the agreement was automatically renewed for an additional one-year term ending September 18, 2002, after which time the agreement will be extended for successive one year terms until either party gives the other notice of non-renewal. Under the employment agreement, the Company agrees to pay Mr. Bedford a salary of not less than $150,000 per annum, plus automobile and parking allowances. The amended employment agreement provides that the Company will pay Mr. Bedford a severance payment equal to his base salary in the event that his employment is terminated by the Company without cause or Mr. Bedford resigns following a change in control of the Company. The agreement defines a "change of control" as a transaction not approved by a majority of the Board that results in the acquisition by any person of 35% of the voting stock of the Company, other than persons who had such voting control at the time the agreement was originally entered into.

RETENTION AGREEMENTS

      The Company has entered into retention agreements ("Retention Agreements") with Mr. Bedford, Mr. Moore, Ms. Hoffman, Ms. Kihara and Mr. Klimmek providing for cash payments in the event of an executive's termination of employment following a change in control of the Company. For purposes of the Retention Agreements, a "change in control" is defined as (i) the acquisition by any person of 30% or more of the combined voting power of the Company (with certain exceptions), (ii) a change in 50% of the membership of the Board during any consecutive two-year period, where new members of the Board were not approved by members at the beginning of the period or by other members so approved, (iii) the occurrence of a reorganization, merger, consolidation or other transaction after which the stockholders of the Company immediately prior to the transaction do not, immediately following the transaction, own more than 50% of the combined voting power of the Company or (iv) a sale, liquidation or distribution of all or substantially all of the assets of the Company. Mr. Bedford may elect to receive termination payment under his Retention Agreement or his Employment Agreement, but not both.

      In the event of an Involuntary Termination (as defined in the Retention Agreements) of a participating executive within two years following a change in control, such executive will be entitled to receive a cash payment equal to the sum of the executive's salary plus their average bonus received over the prior three years, except in the case of Mr. Bedford, in which case the payment is three times the sum of his salary and average bonus. Any severance payable under an executive's retention agreement will be reduced by any amount of severance payable to such executive under any other plan, arrangement or agreement under which the executive is entitled to receive cash severance payments. In addition, the participating executive will be entitled to receive a pro rata bonus for the year in which the Involuntary Termination occurs.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW

      During 2001 the members of the Compensation Committee were Messrs. Zankel, Nolan and Frank. The Compensation Committee is responsible for the general compensation policies of the Company, and in particular is responsible for setting and administering the policies that govern executive compensation. The Compensation Committee evaluates the performance of management and determines the compensation levels for all executive officers.

      The primary objectives of the Company's compensation policies and programs are (i) to attract and retain key executives, (ii) to reward performance by these executives that benefits the Stockholders and (iii) to align the financial interests of the Company's executive officers directly with those of the Stockholders. The primary elements of executive officer compensation are base salary, annual cash bonus, and stock option and restricted stock awards. The salary is based on factors such as related experience, level of responsibility, and comparison to similar positions in comparable companies. The annual cash bonuses are based on the Company's performance measured against attainment of financial and other objectives, and on individual performance. Stock option and restricted stock awards are intended to align the executive officer's interest with those of the Stockholders, and are determined based on the executive officer's level of responsibility, number of options or shares previously granted, and contributions toward achieving the goals and objectives of the Company. Additional information on each of these compensation elements follows.

SALARIES

      Base salaries for the executive officers are adjusted annually, following a review and recommendation to the Committee by the Chairman and Chief Executive Officer of the Company. In completing the review, performance of the individual with respect to specific objectives is evaluated, as are increases in responsibility and salaries for similar positions in the industry. Comparisons are made to the total compensation packages of other publicly traded real estate investment trusts of similar size, with a comparable number of properties and employees. These comparisons are completed through a review of various public filings as well as through a review of the results of the REIT Executive Compensation Survey sponsored by the National Association of Real Estate Investment Trusts (NAREIT) and other industry compensation surveys. When all reviews are completed, the Chief Executive Officer makes a recommendation to the Compensation Committee for its review and final approval.

      With respect to the Chief Executive Officer, the Compensation Committee considers a number of factors in setting his compensation, the most important of which are the level of compensation paid to chief executive officers of other real estate investment trusts, and the success of the Company's financing strategies and its development of new properties. The current base salary for Mr. Bedford, the Company's CEO, is less than the average for chief executive officers of similar real estate investment trusts. However, his total compensation is deemed appropriate in view of the restricted stock and the stock options he holds.

ANNUAL BONUSES

      Annual bonuses are awarded on a discretionary basis and reflect both Company and individual performance. The Compensation Committee considers numerous qualitative and quantitative factors in determining these bonus awards, including the success of the Company's acquisition and sale programs, the amount of financings obtained by the Company, the completion of development projects, the amount of shares repurchased, and the growth in the Company's funds from operations.

STOCK OPTION AWARDS

      Stock options are an integral part of each executive officer's compensation and are utilized by the Company to provide an incentive to the officer, and to align the interests of the executive with those of the Stockholders by providing him or her with a financial interest in the Company. Options granted by the Compensation Committee under the Company's Employee Stock Option Plan are made at fair market value on the date of the grant, vest over various time periods of up to four years and expire after ten years. In making grants, the Compensation Committee takes into account the executive officer's contributions to the Company, scope of responsibilities, salary and the number of options previously granted. In 2001, the Company granted 123,000 options to employees.

RESTRICTED STOCK AWARDS

      A share of restricted stock entitles a participant to receive a share of common stock at a specified vesting date, subject to vesting criteria, and, in the discretion of the Compensation Committee performance criteria. All restricted stock granted prior to 1999, except for restricted stock granted to Mr. Klimmek in 1997, 1998 and January of 1999 under the terms of his prior employment agreement, will fully vest five (5) years from the date granted. In the case of the restricted stock granted to Mr. Klimmek in 1997, 1998 and January of 1999, 20% of that restricted stock vests annually on each anniversary of the grant. Restricted stock granted in 1999, 2000, and 2001 vests at the rate of 13% per year on each anniversary of the grant. On the fifth anniversary of the grant, the remaining 48% of the stock will vest, provided the recipient remains an employee of the Company on that date. Much like stock options, restricted stock awards are utilized by the Company to provide an incentive to the employee, and to align the interests of the employee with those of the Stockholders by providing the employee with a financial interest in the Company. During the year ended December 31, 2001, the Company granted 99,650 shares of restricted stock.

SECTION 162(M)

      The Company intends that compensation paid to its executive officers will be deductible under Section 162(m) of the Internal Revenue Code.

                                          Respectfully submitted,
                                          THE COMPENSATION COMMITTEE

                                          Martin I. Zankel (Chairman)
                                          Anthony M. Frank
                                          Thomas H. Nolan, Jr.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, officers, and any person who owns more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of securities ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC"). Such officers, directors and greater than ten percent (10%) stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

      Based solely on its review of copies of such reports furnished to the Company, the absence of a Form 3 or Form 5 or written representations that no Form 5 was required, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent (10%) stockholders during the fiscal year ended December 31, 2001 were satisfied.

AUDIT COMMITTEE REPORT TO SHAREHOLDERS

      The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of three directors, each of whom is independent and financially literate as required by New York Stock Exchange rules. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Appendix B.

      Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

      In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the December 31, 2001 financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), including the independent accountants' judgment about the quality, rather than just the acceptability, of the Company's accounting principles and underlying estimates in its financial statements. The Audit Committee also received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

      Based upon the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, to be filed with the Securities and Exchange Commission.

AUDIT FEES


      The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company's annual financial statements for the year ended December 31, 2001, and the reviews of the condensed financial statements included in our quarterly reports on Forms 10-Q for the year ended December 31, 2001 were $106,000.


FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES


      KPMG LLP did not render any information technology services to the Company during the year ended December 31, 2001.


ALL OTHER FEES

      Other than described above were $85,350, which included fees for non-audit services of $70,150 and audit-related services of $15,200. Non-audit services consisted of services consisting of income tax compliance assistance and income tax advisory services. Audit-related services include the audits of individual properties for loan covenant compliance purposes and accounting research assistance. The audit committee has considered whether the other non-audit services are compatible with maintaining the auditor's independence.

                                           Respectfully submitted,

                                           THE AUDIT COMMITTEE

                                           Anthony M. Frank (Chairman)
                                           Anthony Downs
                                           Thomas H. Nolan, Jr.

STOCK PRICE PERFORMANCE GRAPH

      The following line graph illustrates a five-year comparison of the cumulative total stockholder return on the Common Stock against the cumulative total return of the Standard & Poor's 500 Composite Stock Index and the SNL Securities Corporate Performance Index Value of all publicly-traded real estate investment trusts ("REITs") holding greater than a 75% equity interest in their REIT-qualifying assets. The graph assumes that $100 was invested on December 31, 1996 in the Common Stock and the indices, and that all dividends were reinvested throughout the period.




                            TOTAL RETURN PERFORMANCE

                             [ PERFORMANCE GRAPH ]








                  FIVE-YEAR CUMULATIVE TOTAL STOCKHOLDER RETURN


                                                                YEAR ENDING
INDEX                              12/31/96     12/31/97     12/31/98     12/31/99     12/31/00     12/31/01
-------------------------------------------------------------------------------------------------------------
Bedford Property Investors, Inc.     100.00       132.07       109.59       121.56       158.23       192.52
S&P 500                              100.00       133.37       171.44       207.53       188.62       166.22
SNL All Equity REITs                 100.00       120.40        99.61        94.20       118.59       134.96

                             PRINCIPAL STOCKHOLDERS

The following table sets forth information known to the Company with respect to the beneficial ownership of its Common Stock as of March 15, 2002:

      o each stockholder known by the Company to own more than 5% of its Common Stock;

      o     each of the Named Executive Officers;

      o     each director of the Company; and

      o     all directors and executive officers as a group.



The address of each person listed on the table is 270 Lafayette Circle, Lafayette, California 94549.


        NAME AND ADDRESS                                                    NUMBER OF SHARES        PERCENT OF
        ----------------                                                  BENEFICIALLY OWNED          CLASS
                                                                          ------------------          -----
        Peter B. Bedford...............................................            1,315,362  (1)      7.6%
        Anthony Downs..................................................               96,410  (2)       **
        Anthony M. Frank...............................................               99,534  (2)       **
        Martin I. Zankel...............................................              111,915  (2)       **
        Thomas H. Nolan, Jr............................................               50,000  (3)       **
        James R. Moore.................................................              138,960  (4)       **
        Hanh Kihara....................................................               90,761  (5)       **
        Dennis Klimmek.................................................              120,476  (6)       **
        Anne Hoffman...................................................               47,050  (7)       **
        All directors and officers as a group (15 persons).............            2,276,999  (8)      13.2%
-----------

**       Less than 1%.

(1) Includes 140,000 shares owned by Mr. Bedford's children (as to which Mr. Bedford has sole voting power and may be deemed to be the beneficial owner), 1,790 shares held in trust for Mr. Bedford's grandchildren, and 142,500 shares of Common Stock subject to options that are currently exercisable or will become exercisable within 60 days of March 15, 2002.

(2) Includes 60,000 shares subject to options that are currently exercisable or will become exercisable within 60 days of March 15, 2002.

(3) Includes 50,000 shares subject to options that are currently exercisable or will become exercisable within 60 days of March 15, 2002.

(4) Includes 41,250 shares subject to options that are currently exercisable or will become exercisable within 60 days of March 15, 2002.

(5) Includes 26,250 shares subject to options that are currently exercisable or will become exercisable within 60 days of March 15, 2002.

(6) Includes 58,750 shares subject to options that are currently exercisable or will become exercisable within 60 days of March 15, 2002.

(7) Includes 6,250 shares subject to options that are currently exercisable or will become exercisable within 60 days of March 15, 2002.

(8) Includes 556,750 shares subject to options that are currently exercisable or will become exercisable within 60 days of March 15, 2002.

                           RELATED PARTY TRANSACTIONS

ACQUISITIONS, DISPOSITIONS, DEVELOPMENT AND FINANCING COSTS


      The Company's activities relating to the acquisition of new properties, sales of Company owned real estate, development of real property, and financing arrangements are currently performed by Bedford Acquisitions, Inc., (BAI), a corporation wholly-owned by Peter Bedford, the Company's Chairman of the Board and Chief Executive Officer. The Company uses the services of BAI for its acquisition, disposition, financing and development activities because the Company incurs expenses related only to those transactions which are successfully completed rather than incurring expenses related to unsuccessful efforts and associated overhead costs. These services have been provided pursuant to written contracts (renewable annually since January 1, 1995), which provide that BAI is obligated to provide services to the Company with respect to the Company's acquisition, disposition, financing and development activities, and that BAI is responsible for the payment of expenses incurred in connection therewith. Such expenses include certain costs incurred by the Company on behalf of BAI, including the cost of directors and officers insurance coverage under the Company's insurance policy. BAI also paid 56% of Mr. Bedford's bonus ($112,500), 56% of Mr. Moore's bonus ($112,500), and all compensation paid to Mr. Klimmek and Ms. Hoffman in 2001. BAI must submit to the Company a cost estimate for the Company's approval relating to each activity, setting forth the estimated timing and amount of all projected BAI costs relating to such activities. Pursuant to the contract, Mr. Bedford is obligated to pay BAI's expenses described above if BAI fails to make any such payments in a timely fashion, provided that Mr. Bedford is not obligated to pay any such amounts exceeding $1 million or following a termination of BAI's obligations based on the expiration or termination of the term of the contract.


      This arrangement provides that BAI earns a success fee in an amount equal to 1 1/2 % of the purchase price of property acquisitions, 1 1/2 % of the sale price of dispositions, up to 1 1/2 % of the amount of any loans (less third-party commissions), and 7% of the development costs. The total amount of such fees payable to BAI by the Company is limited to the lesser of: (i) the aggregate amount of such fees earned, or (ii) the aggregate amount of approved expenses incurred by BAI through the time of such acquisition, disposition, financing or development. The current agreement with BAI has a one-year term expiring December 31, 2002, which is automatically extended for an additional term of one year unless either party gives notice of its interest to terminate the agreement by October 31, 2002.

      For the years ended December 31, 2001, 2000, and 1999, the Company paid BAI an aggregate amount of approximately $2,816,000, $2,431,000 and $2,783,000, respectively, for acquisition, disposition, financing, and development activities performed pursuant to the foregoing arrangements. As of December 31, 2001 and 2000, the Company had an accrued liability of $1,945,000 and $866,000, respectively, for fees earned by BAI in excess of amounts paid to BAI by the Company under the agreement. The Company believes that since the fees charged under the foregoing arrangements (i) are comparable to those charged by other real estate service entities or other third party service providers under similar arrangements and (ii) are charged only for services on successful acquisitions, dispositions, financings and developed properties, such fees are properly includable as costs of acquisitions or dispositions or as capitalized costs of financings and developed properties. If the Company were to discontinue this arrangement it would first look to other service providers to meet most if not all of these services. There is no assurance that the same level of quality and cost effectiveness would be achieved. Additionally, the Company would likely incur additional internal costs to administer such services.

      If acceptable service providers were not available for all or a part of these services, the Company would evaluate its needs under circumstances existing at that time and consider additions to its staff to meet such requirements. If such services were performed internally, pre-acquisition costs associated with operating properties and costs associated with any unsuccessful efforts related to new borrowings would be expensed. If service levels comparable to those required in 2001, 2000, and 1999 were performed internally at the same expense levels incurred by BAI, the Company estimates that $744,000, $323,000, and $1,310,000 could have been expensed in those periods rather than capitalized and amortized against future periods in the form of depreciation and amortization. Had such amounts been expensed in those periods, diluted earnings per share would have been $0.04, $0.02 and $0.06 less than corresponding amounts actually reported in 2001, 2000, and 1999, respectively.

OTHER TRANSACTIONS

      Martin I. Zankel, a member of the Board of Directors of the Company, and his associates provide legal services to the Company for which his firm was paid, in the aggregate, $3,315 in 2001.

INDEBTEDNESS OF MANAGEMENT

      In September 1995, the Company established a Management Stock Acquisition program, which was modified by the Board in December 1999. Under the program, options exercised by key members of management may be exercised and paid for with a note payable to the Company. Each note is due the earlier of nine years and nine months after the date of the option grant or within ninety days from termination of employment, with interest payable quarterly. Mr. Bedford, Mr. Moore and Ms. Kihara, each of whom are executive officers of the Company, have exercised options in the aggregate for 85,000, 5,000 and 12,750 shares of Common Stock, respectively, in exchange for notes totaling $1,081,300, $88,125 and $149,625, respectively. All of the notes are payable to the Company, bear interest at 7.5% per annum, are full recourse and are secured in part by a pledge to the Company of the Common Stock. As of February 28, 2002, $811,485, $86,667 and $122,441, was the principal amount outstanding, respectively, under the note owed by each of Mr. Bedford, Mr. Moore and Ms. Kihara.

                                OTHER INFORMATION

      A COPY OF THE COMPANY'S ANNUAL REPORT OR FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001, MAY BE OBTAINED, WITHOUT CHARGE, BY WRITING TO HANH KIHARA, CHIEF FINANCIAL OFFICER, BEDFORD PROPERTY INVESTORS, INC., 270 LAFAYETTE CIRCLE, LAFAYETTE, CALIFORNIA 94549.

                                  OTHER MATTERS

      The Board of Directors knows of no matter to be presented at the Annual Meeting other than those set forth in the Notice of Meeting and described in this Proxy Statement. If, however, any other business should properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in their discretion.

                              STOCKHOLDER PROPOSALS

      Proposals of Stockholders intended to be presented at the annual meeting of Stockholders to be held in 2003 must be received by the Company at its principal executive offices no later than March 17, 2003 for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. Such proposals must meet the requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.

                                 By Order of the Board of Directors,


                                 /s/ Dennis Klimmek
                                 -----------------------------
                                 Dennis Klimmek
                                 SECRETARY

March 26, 2002

                                   APPENDIX A

                        BEDFORD PROPERTY INVESTORS, INC.

                        2002 DIRECTORS' STOCK OPTION PLAN

                            (Effective May 19, 2002)


      In order to attract and retain the services of qualified individuals to serve as members of the Board and to secure for the Company the benefits of the incentives inherent in increased ownership of Common Stock by such individuals, the Company hereby authorizes (i) grants to such individuals of Options and (ii) deferrals by such individuals who are not employees of the Company of a portion of their Director's Fees in accordance with the terms and conditions set forth herein. Any capitalized term used herein without definition in the section where first used shall have the meaning ascribed to such term in Section 10.

      1. ADMINISTRATION. The Administrator will be responsible for administering the Plan. The Administrator will have authority to adopt such rules as it may deem appropriate to carry out the purposes of the Plan, and shall have authority to interpret and construe the provisions of the Plan and any agreements and notices under the Plan and to make determinations pursuant to any Plan provision. Each interpretation, determination or other action made or taken by the Administrator pursuant to the Plan shall be final and binding on all persons. The Administrator shall not be liable for any action or determination made in good faith, and shall be entitled to indemnification and reimbursement in the manner provided in the Company's certificate of incorporation and by-laws as such documents may be amended from time to time.

      2. SHARES AVAILABLE. Subject to the provisions of Section 7(b) of the Plan, the maximum number of shares of Common Stock which may be issued under the Plan shall not exceed 750,000 shares (the "LIMIT"). Either authorized and unissued shares of Common Stock or treasury shares may be delivered pursuant to the Plan. For purposes of determining the number of shares that remain available for issuance under the Plan, the following rules shall apply:

      (a) the number of outstanding Phantom Stock Units and shares of Common Stock underlying Options shall be charged against the Limit; and

      (b)      the Limit shall be increased by:

               (i) the number of shares subject to an Option which lapses, expires or is otherwise terminated without the issuance of such shares,

               (ii) the number of shares tendered to pay the exercise price of an Option, and

               (iii) the number of shares withheld from the shares deliverable upon exercise of and Option or contributed by a Director to satisfy a Director's tax withholding obligations, if any.

      3. OPTIONS. Each Director shall receive grants of Options under the Plan as follows:

      (a)      OPTION GRANTS.

               (i) INITIAL GRANT. On the date of a Director's initial election or appointment to the Board, such Director (including any Director reelected or reappointed after a period of at least 12 calendar months during which he did not serve on the Board) shall be granted, subject to Section 3(a)(iii), an Option to purchase 25,000 shares of Common Stock. Such Option shall have a per share exercise price equal to the Fair Market Value of the Common Stock determined as of the date of grant and shall be subject to the vesting schedule provided for in Section 3(b) and the other terms and conditions provided for herein.

               (ii) ANNUAL GRANTS. At each Annual Meeting during the term of the Plan, each individual who has continuously served as a Director for a period ending on the date of such Annual Meeting and who is reelected at such Annual Meeting or who will otherwise continue to serve on the Board following such Annual Meeting will receive, subject to Section 3(a)(iii), an Option to purchase 10,000 shares of Common Stock. The Option shall have a per share exercise price equal to the Fair Market Value of the Common Stock determined as of the date of grant and shall be subject to the vesting schedule provided for in Section 3(b) and the other terms and conditions provided for herein.

               (iii) INSUFFICIENT SHARES. If the number of shares underlying Options to be granted under Section 3(a)(i) or 3(a)(ii) exceeds the Limit, each Director to be granted an Option at such time shall receive a PRO RATA grant determined by multiplying (A) the number of shares underlying the Option which the Director would have been granted at such time had the number of shares available for grant under the Plan been sufficient by (B) a fraction, the numerator of which equals the Limit at such time and the denominator of which equals the total number of shares underlying Options which all Directors would have been granted had the number of shares available for grant under the Plan been sufficient.

      (b) VESTING SCHEDULE OF OPTIONS. Options awarded pursuant to the Plan shall vest and become exercisable on the date that is six months from the date of grant (the "VESTING DATE") of the Option.

      (c)      TERM OF OPTIONS.

               (i) TEN-YEAR TERM. Each Option shall expire ten years from its date of grant, subject to earlier termination as provided herein.

               (ii) EXERCISE FOLLOWING TERMINATION OF SERVICE DUE TO DEATH. If a Director ceases to be a member of the Board by reason of such Director's death, the Options granted to such Director that are then exercisable may be exercised by such Director's Beneficiary at any time within one year after the date of such termination of service, subject to the earlier expiration of such Options as provided for in Section 3(c)(i) above. At the end of such one-year period, the exercisable Options shall expire. Options that are not exercisable at the date of termination of service shall expire on such date.

               (iii) EXERCISE FOLLOWING TERMINATION OF SERVICE DUE TO DISABILITY. If a Director ceases to be a member of the Board by reason of such Director's Disability, the Options granted to such Director that are then exercisable may be exercised by the Director at any time within one year after the date of such termination of service, subject to the earlier expiration of such Options as provided for in Section 3(c)(i) above. At the end of such one-year period, the exercisable Options shall expire. Options that are not exercisable at the date of termination of service shall expire on such date.

               (iv) EXERCISE FOLLOWING OTHER TERMINATION OF SERVICE. If a Director ceases to be a member of the Board for any reason other than death or Disability, then the Director shall have the right, subject to the terms and conditions hereof, to exercise the Option, at any time within three months after the date of such termination, subject to the earlier expiration of the Option as provided for in Section 3(c)(i) above, but only to the extent that such Option was exercisable by the Director on the date of such termination of service; PROVIDED, HOWEVER, that in the event that a Director is also an employee of the Company or becomes an employee upon ceasing to be a member of the Board, the Option shall vest and become exercisable in accordance with its terms and conditions and shall remain exercisable for a period of three months after such individual's employment with the Company terminates for any reason. Except as provided in the previous sentence, the unvested portion of the Option shall expire on the date of the Director's termination of service with the Board. At the end of such three-month period, the exercisable Options shall expire.

      (d)      TIME AND MANNER OF EXERCISE OF OPTIONS.

      (i) NOTICE OF EXERCISE. Subject to the other terms and conditions hereof, a Director may exercise any Options, to the extent such Options are vested, by giving written notice of exercise to the Company; provided, HOWEVER, that in no event shall an Option be exercisable for a fractional share. The date of exercise of an Option shall be the later of (A) the date on which the Company receives such written notice and (B) the date on which the conditions provided in Section 3(d)(ii) are satisfied.

      (ii) PAYMENT. Subject to the last sentence of this Section 3(d)(ii), prior to the issuance of a certificate pursuant to Section 3(d)(v) hereof evidencing the shares of Common Stock in respect of which all or a portion of an Option shall have been exercised, a Director shall have paid to the Company the exercise price of the Option for all such shares purchased pursuant to the exercise of such Option. Payment may be made by personal check, bank draft or postal or express money order (such modes of payment are collectively referred to as "cash") payable to the order of the Company in U.S. dollars, OR in shares of Common Stock already owned by the Director for at least six months at the time of exercise valued at their Fair Market Value as of the last business day preceding the date of exercise, OR in a combination of cash and shares. Payment of the exercise price in shares of Common Stock shall be made (i) by delivering to the Company the share certificate(s) representing the required number of shares, with the Director signing his or her name on the back or by attaching executed stock powers (the signature of the Director must be guaranteed in either case) or (ii) attesting to ownership of a sufficient number of shares of Common Stock. In addition to the exercise methods described above, a Director may exercise an Option through a procedure whereby the Director delivers to the Company an irrevocable notice of exercise in exchange for the Company issuing the shares of Common Stock subject to the Option to a broker previously designated or approved by the Company, subject to such rules and procedures as the Administrator may determine (for purposes of such a transaction the value of shares of the Common Stock shall be deemed to equal the Fair Market Value of the Common Stock on the date of exercise of the Option).

      (iii) STOCKHOLDER RIGHTS. A Director shall have no rights as a stockholder with respect to any shares of Common Stock issuable upon exercise of an Option until a certificate evidencing such shares shall have been issued to the Director pursuant to Section 3(d)(v), and no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date upon which the Director shall become the holder of record thereof.

      (iv) LIMITATION ON EXERCISE. No Option shall be exercisable unless the Common Stock subject thereto has been registered under the Securities Act and qualified under applicable state "blue sky" laws in connection with the offer and sale thereof, or the Company has determined that an exemption from registration under the Securities Act and from qualification under such state "blue sky" laws is available.

      (v)      ISSUANCE OF SHARES. Subject to the foregoing conditions and
Section 3(d)(vi), as soon as reasonably practicable after its receipt of a proper notice of exercise and payment of the exercise price of the Option for the number of shares with respect to which the Option is exercised, the Company shall deliver to the Director (or following the Director's death, the Beneficiary entitled to exercise the Option), at the principal office of the Company or at such other location as may be acceptable to the Company and the Director (or such Beneficiary), one or more stock certificates for the appropriate number of shares of Common Stock issued in connection with such exercise. Shares sold in connection with a broker-assisted "cashless exercise" shall be delivered to the broker designated or appointed by the Company in the time and manner described in Section 3(d)(ii) above. Any such shares shall be fully paid and nonassessable.

      (vi) DEFERRAL OF PROFIT SHARES. Directors may elect to defer receipt of shares of Common Stock otherwise deliverable upon exercise of an Option. An election to defer such delivery shall be irrevocable and shall be made in writing on a form (the "OPTION DEFERRAL ELECTION FORM") acceptable to the Company at least six months prior to exercise. If a Director exercises an Option at any time after delivery of an Option Deferral Election Form with respect to such Option by tendering previously-owned shares of Common Stock, the Director's Deferred Compensation Account will be credited with a number of Phantom Stock Units equal to the number of shares of Common Stock for which delivery is deferred. Phantom Stock Units shall be paid by delivery of shares of Common Stock in accordance with the timing and manner of payment elected by the Director on his or her first Deferral Election Form filed in accordance with
Section 4, or, if no such election form has previously been filed by the Director, then in accordance with the timing and manner of payment elected by the Director on such Option Deferral Election Form.

      (vii) TAX WITHHOLDING. Where applicable, upon the exercise of the Option (or upon settlement of Phantom Stock Units), the Company shall be entitled to require as a condition of delivery of Common Stock that a Director remit, or, in appropriate cases, agree to remit when due, an amount sufficient to satisfy all federal, state and local withholding and employment tax requirements relating to such exercise. A Director will be entitled to elect to have the Company withhold from the Common Stock to be delivered upon the exercise of the Option, or to elect to deliver to the Company from shares of Common Stock owned separately by the Director, a sufficient number of such shares of Common Stock to satisfy the federal, state and local withholding and employment tax obligations relating to the Director's exercise of the Option (and the Company's withholding obligations) to the extent, if any, permitted under rules and regulations adopted by the Administrator and in effect at the time of such exercise. In such case, the Common Stock withheld or the Common Stock surrendered will be valued at the Fair Market Value on the date of exercise determined in accordance with the Plan.

      (e) TRANSFERABILITY OF OPTIONS. Options may not be transferred, pledged, assigned or otherwise disposed of except by will or the laws of descent and distribution; PROVIDED, HOWEVER, that Options may be, with the approval of the Administrator, transferred to a member or members of a Director's immediate family (as defined below) or to one or more trusts or partnerships established in whole or in part for the benefit of one or more of such immediate family members (collectively, "PERMITTED TRANSFEREES"), subject to such rules and procedures as may from time to time be adopted or imposed by the Administrator. If an Option is transferred to a Permitted Transferee, it shall be further transferable only by will or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Director. A Director shall notify the Company in writing prior to any proposed transfer of an Option to a Permitted Transferee and shall furnish the Company, upon request, with information concerning such Permitted Transferee's financial condition and investment experience. For purposes of the Plan, a Director's "immediate family" means any child, stepchild, grandchild, spouse, son-in-law or daughter-in-law and shall include adoptive relationships; PROVIDED, HOWEVER, that if the Company adopts a different definition of "immediate family" (or similar term) in connection with the transferability of employee stock options awarded to employees of the Company, such definition shall apply, without further action by the Board, to the Plan.

      4.       DEFERRAL OF DIRECTOR'S FEES.

      (a)      DEFERRAL ELECTIONS.

               (i) GENERAL PROVISIONS. Directors may elect to defer all or a specified percentage of their Director's Fees with respect to a Deferral Period in the manner provided in this Section 4. A Director's Deferred Benefit is at all times nonforfeitable.

               (ii) DEFERRAL ELECTION FORMS. Before the Election Date applicable to a Deferral Period, each Director will be provided with a Deferral Election Form and a Beneficiary Designation Form (which may, in the discretion of the Administrator, be combined in one form). In order for a Director to participate in the deferral portion of the Plan for a given Deferral Period, a Deferral Election Form, completed and signed by him, must be delivered to the Company on or prior to the applicable Election Date. A Director electing to participate in the Plan for a given Deferral Period shall indicate on his Deferral Election Form:

                     (A)     the percentage of the Director's Fees for the

               Deferral Period to be deferred;

                     (B)     if the Deferral Election Form is the first such

               form filed by the Director, the Director's election, in accordance with Sections 4(f) and 4(g), as to the timing and manner of payment of the Deferred Benefits. A Director's election as to the timing and manner of payment of Deferred Benefits in the initial Deferral Election Form shall govern the timing and manner of payment of all subsequent deferrals under the Plan and may not be changed or revoked; and

                     (C)     whether amounts deferred for the Deferral Period

               will be credited to the Deferred Compensation Account as Phantom Stock Units in accordance with Section 4(b) below or Phantom Cash Amounts in accordance with Section 4(c) below. A Director's election as to the method of crediting deferred amounts for a given Deferral Period may not be subsequently changed or revoked. Director's Fees for a given Deferral Period may be deferred in part in Phantom Cash Amounts and in part in Phantom Stock Units. Any such allocation shall be in multiples of 10% (not to exceed 100%) of the amounts deferred.

               (iii) EFFECT OF NO DEFERRAL ELECTION. A Director who does not submit a completed and signed Deferral Election Form to the Company on or prior to the applicable Election Date may not defer his Director's Fees for the Deferral Period. However, a Director's Deferral Election Form filed for one Deferral Period shall be effective for subsequent Deferral Periods if not otherwise revoked by the Director.

      (b) ESTABLISHMENT OF DEFERRED COMPENSATION ACCOUNTS. A Director's deferrals will be credited to a Deferred Compensation Account set up for that Director by the Company in accordance with the provisions of this Section 4.

      (c) CREDITING OF PHANTOM CASH AMOUNTS TO DEFERRED COMPENSATION ACCOUNTS. The portion of the Director's Fees that a Director elects to defer in the form of Phantom Cash Amounts shall be credited to the Deferred Compensation Account (i) for any cash retainer payable to a Director, as of the last business day of the fiscal quarter in which such amount would otherwise have been payable to the Director and (ii) for all other Director's Fees (including, but not limited to, fees payable for attendance at a meeting of the Board or a committee thereof or in connection with a site inspection of property in which the Company is contemplating making an investment), as of the date such services are performed. The Phantom Cash Amount credited to the Deferred Compensation Account shall thereafter be credited with notional interest as of the last day of each month. The annual rate of interest in effect for a Deferral Period shall be the "applicable federal rate" for short-term loans with monthly compounding, as promulgated by the Internal Revenue Service under section 1274 of the Code for the first month in such Deferral Period.

      (d)      CREDITING OF PHANTOM STOCK UNITS TO DEFERRED COMPENSATION
               ACCOUNTS.

               (i) NUMBER OF PHANTOM STOCK UNITS. The portion of the Director's Fees that a Director elects to defer in the form of Phantom Stock Units shall be credited to the Deferred Compensation Account (i) for any cash retainer payable to a Director, as of the last business day of the fiscal quarter in which such amount would otherwise have been payable to the Director and (ii) for all other Director's Fees (including, but not limited to, fees payable for attendance at a meeting of the Board or a committee thereof or in connection with a site inspection of property in which the Company is contemplating making an investment), as of the date such services are performed. The number of Phantom Stock Units to be credited to the Deferred Compensation Account shall be determined by dividing (1) the amount of the Director's Fees deferred by (2) the Fair Market Value of a share of Common Stock as of the date of crediting. Any partial Phantom Stock Unit that results from the application of the previous sentence shall be rounded to the nearest whole Phantom Stock Unit.

               (ii) DIVIDEND EQUIVALENTS. In the event that the Company pays any cash or other dividend or makes any other distribution in respect of the Common Stock, each Phantom Stock Unit credited to the Deferred Compensation Account of a Director will be credited with an additional number of Phantom Stock Units (including fractions thereof) determined by dividing (A) the amount of cash, or the value (as determined by the Administrator) of any securities or other property, paid or distributed in respect of one outstanding share of Common Stock by (B) the Fair Market Value of a share of Common Stock as of the date of such payment or distribution. If the sum of such additional Phantom Stock Units (or fractions thereof) would cause the crediting of a partial Phantom Stock Unit, such partial Phantom Stock Unit shall be rounded to the nearest whole Phantom Stock Unit. Such credit shall be made effective as of the date of the dividend or other distribution in respect of the Common Stock.

               (iii) NO RIGHTS AS STOCKHOLDER. The crediting of Phantom Stock Units to a Director's Deferred Compensation Account shall not confer on the Director any rights as a stockholder of the Company.

      (e) WRITTEN STATEMENTS OF ACCOUNT. The Company will furnish each Director with a statement setting forth the value of such Director's Deferred Compensation Account as of the end of each Deferral Period and all credits to and payments from the Deferred Compensation Account during the Deferral Period. Such statement will be furnished no later than 60 days after the end of the Deferral Period.

      (f) MANNER OF PAYMENT OF DEFERRED BENEFIT. Payment of the portion of the Deferred Benefits under the Plan credited as Phantom Cash Amounts shall be in cash and payment of the portion of the Deferred Benefits credited in Phantom Stock Units shall be in shares of Common Stock. Payment shall be made either in a single lump sum or in a series of five or fewer annual installments. The amount of each installment payment to a Director shall be determined in accordance with the formula B/(N - P), where "B" is the total value of the Deferred Compensation Account as of the installment calculation date, "N" is the number of installments elected by the Director and "P" is the number of installments previously paid to the Director. If a Director's Deferred Benefit is credited in part in Phantom Cash Amounts and in part in Phantom Stock Units and the Director elects the payment of Deferred Benefits in more than one installment, then the formula in the previous sentence shall be applied separately with respect to each such portion of the Deferred Compensation Account.

      (g) COMMENCEMENT OF PAYMENT OF DEFERRED BENEFIT. Payment of a Director's Deferred Benefit shall commence as soon as practicable (but in no event more than 60 days) after the earlier to occur of:

               (i) termination of service as a member of the Board or, in the case of a member of the Board who is also an employee of the Company or who becomes an employee upon such individual's termination of service as a member of the Board, after such individual's termination of service as an employee of the Company; or

               (ii) the date specified in the Deferral Election Form executed by the Director.

      (h) DEATH. In the event of a Director's death, the Director's entire Deferred Benefit (including any unpaid portion thereof corresponding to installments not yet paid at the time of death), to the extent not distributed earlier pursuant to Section 4(g), will be distributed in a lump sum to the Director's Beneficiary as soon as practicable after the date of death, but in no event more than six months after the Director's date of death.

      (i) RESTRICTIONS ON TRANSFER. The Company shall pay all Deferred Benefits payable under the Plan only to the Director or Beneficiary designated under the Plan to receive such amounts. Neither a Director nor his Beneficiary shall have any right to anticipate, alienate, sell, transfer, assign, pledge, encumber or change any benefits to which he may become entitled under the Plan, and any attempt to do so shall be void. A Deferred Benefit shall not be subject to attachment, execution by levy, garnishment, or other legal or equitable process for a Director's or Beneficiary's debts or other obligations.

      (j) EARLY PAYMENT OF DEFERRED BENEFITS. In the event that the Internal Revenue Service shall make a final determination that all or a portion of a Director's Deferred Benefits are subject to ordinary income tax prior to the scheduled date of payment of such Deferred Benefit pursuant to the terms of this Plan and the applicable deferral election made by the Director, such Deferred Benefits shall, to the extent determined to be subject to current taxation, be immediately paid to the Director.

      5.       DESIGNATION OF BENEFICIARY.

      (a) BENEFICIARY DESIGNATIONS. Each Director may designate a Beneficiary to receive any Deferred Benefit due under the Plan or to exercise an Option upon the Director's death by executing a Beneficiary Designation Form.

      (b) CHANGE OF BENEFICIARY DESIGNATION. A Director may change an earlier Beneficiary designation by executing a later Beneficiary Designation Form and delivering it to the Administrator. The execution of a Beneficiary Designation Form and its receipt by the Administrator revokes and rescinds any prior Beneficiary Designation Form.

      6.       CHANGE IN CONTROL.

      Anything in the Plan to the contrary notwithstanding, in the event of a Change in Control of the Company, the following provisions shall apply:

      (a) Any Options outstanding as of the date such Change in Control is determined to have occurred that are not yet exercisable and vested on such date shall become fully exercisable and vested; PROVIDED, HOWEVER, that if the Administrator shall receive an opinion from a nationally recognized firm of accountants to the Company that the accelerated vesting of some or all of the Options will prohibit the utilization of "pooling of interests" accounting in connection with the transaction resulting in the Change in Control of the Company, then such Options shall not become fully exercisable and vested upon the Change in Control.

      (b) All Deferred Benefits credited to a Director's Deferred Compensation Account shall be paid to the Director (or to the Director's Beneficiary if the Director dies prior to payment) on or prior to the date of the Change in Control. Payment of the portion of the Deferred Benefits under the Plan credited as Phantom Cash Amounts shall be in cash and payment of the portion of the Deferred Benefits credited in Phantom Stock Units shall be in shares of Common Stock.

      7.       RECAPITALIZATION OR REORGANIZATION.

      (a) AUTHORITY OF THE COMPANY AND STOCKHOLDERS. The existence of the Plan shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

      (b) CHANGE IN CAPITALIZATION. Notwithstanding any other provision of the Plan, in the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, combination or exchange of shares (a "CHANGE IN CAPITALIZATION"),
(i) such proportionate adjustments as may be necessary (in the form determined by the Administrator in its sole discretion) to reflect such change shall be made to prevent dilution or enlargement of the rights of Directors under the Plan with respect to the aggregate number of shares of Common Stock authorized to be awarded under the Plan, the number of shares of Common Stock covered by each outstanding Option and the exercise prices in respect thereof, the number of shares of Common Stock covered by future Option grants and the number of Phantom Stock Units credited to a Director's Deferred Compensation Account and
(ii) the Administrator may make such other adjustments, consistent with the foregoing, as it deems appropriate in its sole discretion.

      (c) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, each outstanding Option will vest and become exercisable on a date prior to the consummation of the proposed action that is reasonably sufficient to enable the Directors to exercise their Options. All Deferred Benefits credited to the Director's Deferred Compensation Account as of the date of the consummation of a proposed dissolution or liquidation shall be paid in cash to the Director or, in the event of death of the Director prior to payment, to the Beneficiary thereof on the date of the consummation of such proposed action. The cash amount paid for each Phantom Stock Unit shall be the Fair Market Value of a share of Common Stock as of the date of the consummation of such proposed action.

      8.       TERMINATION AND AMENDMENT OF THE PLAN.

      (a)      TERMINATION. The Plan shall terminate upon the first to occur of
(i) the adoption of a resolution of the Board terminating the Plan or (ii) May 19, 2012 (the "TERMINATION DATE"). Following the Termination Date, no further grants of Options shall be made pursuant to the Plan and no further Director's Fees may be deferred by a Director.

      (b) GENERAL POWER OF BOARD. Notwithstanding anything herein to the contrary, the Board may at any time and from time to time terminate, modify, suspend or amend the Plan in whole or in part; PROVIDED, HOWEVER, that no such termination, modification, suspension or amendment shall be effective without stockholder approval if such approval is required to comply with any applicable law or stock exchange rule; and PROVIDED FURTHER that the Board may not, without stockholder approval, increase the maximum number of shares issuable under the Plan except as provided in Section 7(b) above.

      (c) WHEN DIRECTORS' CONSENTS REQUIRED. The Board may not alter, amend, suspend, or terminate the Plan without the consent of any Director to the extent that such action would (i) adversely affect his or her rights with respect to Options that have previously been granted or (ii) result in the distribution to such Director of amounts then credited to his Deferred Compensation Account in any manner other than as provided in the Plan or could reasonably be expected to result in the immediate taxation to such Director of Deferred Benefits.

      9.       MISCELLANEOUS.

      (a) NO RIGHT TO REELECTION. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any of its members for reelection by the Company's stockholders, nor confer upon any Director the right to remain a member of the Board for any period of time, or at any particular rate of compensation.

      (b)      UNFUNDED PLAN.

               (i) GENERALLY. This Plan is unfunded. Amounts payable under the Plan will be satisfied solely out of the general assets of the Company subject to the claims of the Company's creditors.

               (ii) DEFERRED BENEFITS. A Deferred Benefit represents at all times an unfunded and unsecured contractual obligation of the Company and each Director or Beneficiary will be an unsecured creditor of the Company. No Director, Beneficiary or any other person shall have any interest in any fund or in any specific asset of the Company by reason of any amount credited to him hereunder, nor shall any Director, Beneficiary or any other person have any right to receive any distribution under the Plan except as, and to the extent, expressly provided in the Plan. The Company will not segregate any funds or assets for Deferred Benefits or issue any notes or security for the payment of any Deferred Benefits. Any reserve or other asset that the Company may establish or acquire to assure itself of the funds to provide benefits under the Plan shall not serve in any way as security to any Director, Beneficiary or other person for the performance of the Company under the Plan.

      (c) OTHER COMPENSATION ARRANGEMENTS. Benefits received by a Director pursuant to the provisions of the Plan shall not be included in, nor have any effect on, the determination of benefits under any other arrangement provided by the Company.

      (d) SECURITIES LAW RESTRICTIONS. The Administrator may require each Director purchasing or acquiring shares of Common Stock pursuant to the Plan to agree with the Company in writing that such Director is acquiring the shares for investment and not with a view to the distribution thereof. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission or any exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. No shares of Common Stock shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws.

      (e) EXPENSES. The costs and expenses of administering the Plan shall be borne by the Company.

      (f) GOVERNING LAW. Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Maryland without giving effect to conflicts of law principles.

      10.      DEFINITIONS.

      "ADMINISTRATOR" means the Chief Financial Officer of the Company or the individual appointed by the Chief Executive Officer of the Company to administer the Plan.

      "ANNUAL MEETING" means an annual meeting of the Company's stockholders.

      "BENEFICIARY" or "BENEFICIARIES" means an individual or entity designated by a Director on a Beneficiary Designation Form to receive Deferred Benefits and to exercise Options in the event of the Director's death; PROVIDED, HOWEVER, that if no such individual or entity is designated or if no such designated individual is alive at the time of the Director's death, Beneficiary shall mean the Director's estate.

      "BENEFICIARY DESIGNATION FORM" means a document, in a form approved by the Administrator to be used by Directors to name their respective Beneficiaries. No Beneficiary Designation Form shall be effective unless it is signed by the Director and received by the Administrator prior to the date of death of the Director.

      "BOARD" means the Board of Directors of the Company.

      "CHANGE IN CONTROL" shall mean the occurrence of any of the following:

      (i) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity or person, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act (other than (A) AEW Capital Management, (B) the Company or any of its subsidiaries or
(C) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any of its subsidiaries), is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company;

      (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board and any new directors, whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least three-fourths (3/4) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

      (iii) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company, in each case with respect to which the stockholders of the Company immediately prior to such transaction do not, immediately after such transaction, own more than 50% of the combined voting power of the Company or other corporation resulting from such transaction; or

      (iv) all or substantially all of the assets of the Company are sold, liquidated or distributed.

      "CODE" means the Internal Revenue Code of 1986, as amended, and the applicable rules and regulations promulgated thereunder.

      "COMMON STOCK" means the common stock of the Company, par value $0.02 per share.

      "COMPANY" means Bedford Property Investors, Inc., a Maryland corporation, or any successor to substantially all of its business.

      "DEFERRAL ELECTION FORM" means a document, in a form approved by the Administrator, pursuant to which a Director makes a deferral election under the Plan.

      "DEFERRAL PERIOD" means each calendar year. A short Deferral Period under the Plan shall commence on December 9, 1997 and end on December 31, 1997 for purposes of deferring Board meeting fees scheduled to be paid on December 9, 1997. If an individual becomes eligible to participate in the Plan after the commencement of a Deferral Period, the Deferral Period for the individual shall be the remainder of such Deferral Period.

      "DEFERRED BENEFIT" means an amount that will be paid on a deferred basis under the Plan to a Director who has made a deferral election.

      "DEFERRED COMPENSATION ACCOUNT" means the bookkeeping record established for each Director. A Deferred Compensation Account is established only for purposes of measuring a Deferred Benefit and not to segregate assets or to identify assets that may be used to pay a Deferred Benefit.

      "DIRECTOR" means a member of the Board.

      "DIRECTOR'S FEES" means the cash portion of (i) any retainer fee payable to a Director for service on the Board, (ii) any other fee payable for service on, or for acting as chairperson of, any committee of the Board, or in connection with a site inspection of property in which the Company is contemplating making an investment and (iii) any other fee or fees payable in respect of service on the board of directors of any Subsidiary or any committee of any such board of directors.

      "DISABILITY" shall have the meaning set forth in the Company's long-term disability plan, regardless of whether the Director is a participant in such plan.

      "EFFECTIVE DATE" shall mean May 19, 2002.

      "ELECTION DATE" means the day immediately preceding the commencement of a Deferral Period. If an individual first becomes eligible to participate in the Plan on an Annual Meeting date or after the start of a Deferral Period, the Election Date shall be the 30th day following such Annual Meeting date or initial participation date, as the case may be. The Election Date for the short Deferral Period commencing on December 9, 1997 and ending on December 31, 1997 shall be December 8, 1997.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations promulgated thereunder.

      "FAIR MARKET VALUE" means the value of Common Stock determined as follows:

      (i) If the Common Stock is listed on the New York Stock Exchange or any other established stock exchange or a national market system (including without limitation the NASDAQ National Market), its Fair Market Value shall be the mean between the high and low sales prices for such stock or the closing bid if no sales were reported, as quoted on such system or exchange (or the exchange with the greatest volume of trading in the Common Stock) for the date of determination or, if the date of determination is not a trading day, the immediately preceding trading day, as reported in THE WALL STREET JOURNAL or such other source as the Committee deems reliable.

      (ii) If the Common Stock is regularly quoted on the NASDAQ system (but not on the NASDAQ National Market) or quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and low asked prices for the Common Stock on the date of determination or, if there are no quoted prices on the date of determination, on the last day on which there are quoted prices prior to the date of determination.

      (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Committee.

      "OPTION" means an option to purchase shares of Common Stock awarded to a Director pursuant to the Plan.

      "PHANTOM CASH AMOUNTS" means the amounts credited to a Deferred Compensation Account in accordance with Section 4(c).

      "PHANTOM STOCK UNIT" means a bookkeeping unit representing one share of Common Stock credited to a Deferred Compensation Account in accordance with
Section 4(d).

      "PLAN" means the Bedford Property Investors, Inc. Amended and Restated 1992 Directors' Stock Option Plan.

      "SUBSIDIARY" means any corporation that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code with respect to the Company.

      11. EFFECTIVE DATE. The amendments to the Plan set forth herein by restatement shall be effective as of the Effective Date, subject to the approval thereof by the stockholders of the Company by no later than the next Annual Meeting to occur after the Effective Date. If such stockholder approval is not obtained on or before the date of such Annual Meeting, all Director's Fees previously deferred under the Plan (together with notional interest credited at the rate described in the last sentence of Section 4(c) above) shall be paid to the Directors in cash within ten days following the date of the Annual Meeting and the amendments to the Plan herein shall be void AB INITIO.

                                   APPENDIX B

                         CHARTER OF THE AUDIT COMMITTEE

                        BEDFORD PROPERTY INVESTORS, INC.



      The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Bedford Property Investors, Inc. (the "Company") will have the oversight responsibility, authority and specific duties described below.

PURPOSE

      The purpose of the Committee is to assist the Board in fulfilling its responsibilities to oversee the Company's financial reporting process, including monitoring (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements and (iii) the independence and performance of the Company's external auditors. It is the responsibility of executive management of the Company to prepare financial statements in accordance with accounting principles generally accepted in the United States of America and of the Company's independent auditors to audit those financial statements. The Committee's role includes a particular focus on the qualitative aspects of financial reporting to shareholders and on Company processes for the management of business and financial risks and for compliance with significant applicable legal, ethical and regulatory requirements.

MEMBERSHIP REQUIREMENTS

      The Committee will be comprised of the number of directors as determined by the Board from time to time, such number not to be less than three (3) directors, each of whom shall meet all applicable requirements of the New York Stock Exchange (the "Exchange") with respect to independence, financial literacy, accounting or related financial expertise, as well as any other matters required by the Exchange. In particular, the Chairman of the Audit Committee shall have accounting or related financial management expertise. The members of the Committee will be elected annually by the Board and will be listed in the annual report to the shareholders. The Board will elect one of the members of the Committee to serve as the Chairperson.

AUTHORITY

      Subject to the prior approval of the Board, the Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting as well as the internal controls of the company. In that regard, the Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. All employees will be directed to cooperate with respect thereto as requested by members of the Committee. The Audit Committee may also meet with the Company's investment bankers or financial analysts who follow the Company.

RESPONSIBILITIES

      The following are the general responsibilities of the Committee and are set forth only for its guidance. The Committee may diverge from these responsibilities and assume other responsibilities, as it deems necessary or appropriate in carrying out its oversight functions. With approval of the Board, the following responsibilities may be delegated to one or more members of the Committee, who shall report to the Board on any matters of concern. The Committee shall:

      1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes consistent with applicable NYSE Audit Committee Requirements to the Board for approval.

      2. Review the Company's accounting and financial reporting controls with management as well as independent accountants. Obtain annually in writing from the independent accountants their letter of observations relating to internal control.

      3. Review significant accounting and reporting principals, practices and procedures applied by the Company in preparing its financial statements with the Company's management and independent accountants. Discuss with the independent accountants their judgments about the quality, not just the acceptability, of the Company's accounting principles used in financial reporting.

      4. Review with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

      5. Review with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditors' reviews of the quarterly financial statements.

      6. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

      7. Review the scope and general extent of the independent accountants' annual audit. The Committee's review should include an explanation from the independent accountants of the factors considered by them in determining the audit scope, including the major risk factors.

      8. Inquire as to the independence of the independent accountants and obtain from them, at least annually, a formal written statement delineating all relationships between the independent accountants and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Committee is responsible for actively engaging in dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors, and for recommending that the Board take appropriate action in response to the independent auditors' report to satisfy itself of the independent auditors' independence.

      9. Review the experience and qualifications of the senior members of the independent auditors' team and the quality control procedures of the independent auditor.

      10. Approve the fees to be paid to the independent auditors for audit services.

      11. Approve the retention of the independent auditor for any non-audit service and the fee for such service.

      12. At the completion of the annual audit, review the following with management and the independent accountants:

                  o The annual financial statements and related footnotes and financial information to be included in the Company's annual report to shareholders and on Form 10-K.

                  o Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

                  o Significant changes to the audit plan and any serious disagreements, disputes or difficulties with management encountered during the audit.

                  o An analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including an analysis of the effect of alternative GAAP methods on the Company's financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

                  o Other communications as required to be communicated by the independent accountants by Statement of Auditing Standards (SAS) 61, as amended by SAS 90, relating to the conduct of audit. Further, engage in a discussion with the independent accountants concerning the quality of the Company's accounting principles, as outlined in SAS 61 and that they concur with management's representation concerning audit adjustments.

      If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company's annual report on Form 10-K

      13. After preparation by management and review by independent accountants, approve the report required under SEC rules to be included in the Company's annual proxy statement as an appendix.

      14. Meet with management and the independent accountants to discuss any relevant significant recommendations that the independent accountants may have, particularly those characterized as "material" or "serious".

      15. Evaluate together with the Board the performance of the independent auditor and, whether it is appropriate to adopt a policy of rotating independent auditors on a regular basis. If so determined by the Audit Committee, recommend that the Board replace the independent auditor.

      16. Recommend to the Board guidelines for the Company's hiring of employees of the independent auditor who were engaged previously on the Company's account.

      17. Discuss with the national office of the independent auditor significant issues on which it was consulted by the Company's audit team and matters of audit quality and consistency.

      18. Review with management and the independent accountants the methods used to establish and monitor the Company's policies with respect to unethical or illegal activities by Company employees that may have a material impact on the financial statements.

      19. Review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports, which raise material issues regarding the Company's financial statements or accounting policies.

      20. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

      21. Review press stories and analyst reports, and require management to address any negative issues.



MEETINGS

      The Committee will meet at least four times annually. Content of the agenda for each meeting should be cleared by the Committee Chairperson. The Committee, or one or more of its designated representatives, is to meet in separate sessions with the Chief Financial Officer and independent accountants at least once each quarter and at other times when considered appropriate.


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X  PLEASE MARK YOUR
   VOTES AS IN THIS
   EXAMPLE.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES
   FOR DIRECTOR AND FOR PROPOSALS 2 AND 3.


                                    FOR        WITHHELD          Nominees:
   1. Election of Directors        /  /          /  /            01. Peter B. Bedford
      (See list to the right)                                    02. Anthony Downs
                                                                 03. Anthony M. Frank
   For, except vote withheld from the following nominee(s):      04. Thomas H. Nolan Jr.
                                                                 05. Martin I. Zankel, Esq.
   -------------------------------------------------------


                                                                         FOR      AGAINST   ABSTAIN
   2. Proposal to approve the 2002 Directors' Stock Option Plan.         /  /       /  /      /  /


   3. Proposal to ratify the appointment of KPMG LLP as independent      /  /       /  /      /  /
      accountants, for the fiscal year ending December 31, 2002.

                Check this box if you have comments or a change          /  /
                 of address and use the back of this card.

                Check this box if you wish to, attend and vote at        /  /
                 the meeting.



SIGNATURE(S)                                                                   DATE
            -----------------------------------------------------------------       -------------------
NOTE: Your signature should conform with your name as printed above. If signing as attorney, executor, administrator, trustee or guardian, please give your full title. If stock is owned by a partnership or corporation, please indicate your capacity in signing the proxy. If stock is held in joint partnership, all co-owners must sign. Please sign, date, and return promptly.
-------------------------------------------------------------------------------------------------------
             DETACH PROXY CARD HERE IF YOU ARE VOTING BY MAIL AND RETURN IN ENCLOSED ENVELOPE





       BEDFORD PROPERTY INVESTORS, INC.- ANNUAL MEETING - MAY 16, 2002

                    BEDFORD OFFERS PHONE OR INTERNET VOTING
                         24 hours a day, 7 days a week

ON A TOUCH-TONE PHONE. CALL TOLL FREE 1-877-779-8683. YOU WILL HEAR THESE INSTRUCTIONS

>     Enter the last four digits from your social security number
>     Enter the control number from the box above, just below the perforation
>     You will then have two options:
      OPTION 1: To vote as the Board of Directors recommends on all two proposals; or
      OPTION 2: to vote on each proposal separately.
>     Your vote will be repeated to you and you will be asked to confirm it.

LOG ONTO THE INTERNET AND TYPE: HTTP://WWW.EPROXYVOTE.COM/BED

>     Have your proxy card ready and follow the instructions
>     You will be able to elect to receive future mailings via the Internet.

Your electronic vote authorizes the proxies named on the reverse of this card to vote your shares the same extent as if you marked, signed, dated and returned the proxy card.

  IF YOU HAVE VOTED BY PHONE OR INTERNET, PLEASE DO NOT RETURN THE PROXY CARD.
                             THANK YOU FOR VOTING!

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          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      OF BEDFORD PROPERTY INVESTORS, INC.
P
      The undersigned, whose signature appears on the reverse, hereby appoints
R DENNIS KLIMMEK and HANH KIHARA, and each of them, proxies with full power of substitution for and in the name of the undersigned to vote all the
O shares of Common Stock of Bedford Property Investors, Inc., which the undersigned would be entitled to vote if personally present at the Annual
X Meeting of Stockholders to be held on May 16, 2002, and at any and all adjournments thereof, on all matters that may properly come before the
Y     meeting.

      Your shares will be voted as directed on this card. If signed and no direction is given for any item, it will be voted in favor of items 1, 2 and 3.

      To vote by telephone or Internet, please see the reverse of this card. To vote by mail, please sign and date this card on the reverse, tear off at the perforation, and mail promptly in the enclosed postage-paid envelope.

      If you have any comments or a change of address, mark the appropriate box on the reverse side and use the following space:

      -------------------------------------------------------------------------

      -------------------------------------------------------------------------

      -------------------------------------------------------------------------

           YOUR VOTE IS IMPORTANT. BY RETURNING YOUR VOTING INSTRUCTIONS PROMPTLY, YOU CAN AVOID THE INCONVENIENCE OF RECEIVING FOLLOW-UP
            MAILING PLUS HELP THE COMPANY AVOID ADDITIONAL EXPENSES.


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